Exhibit 10.14
Note: Confidential treatment has been requested with respect to certain redacted portions of this agreement that are identified herein by three bracketed asterisks, i.e. [***].
LICENSE AGREEMENT
between
SD PHARMACEUTICALS, Inc.
and
ADVENTRX PHARMACEUTICALS, INC.
for
SDP-012 (vinorelbine)

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LICENSE AGREEMENT
This agreement (“Agreement”) is made by and between ADVENTRX Pharmaceuticals, Inc., a California corporation having an address at 6725 Mesa Ridge Road, Ste. 100, San Diego, California, 92121 (“ADVENTRX”) and SD PHARMACEUTICALS, INC., a California corporation having an address at 7402 Cadencia Street, Carlsbad CA, 92009 (“SD PHARMA”).
This Agreement is effective on the date of the last signature (“Effective Date”).
RECITALS
WHEREAS, SD PHARMA has submitted a patent application which describes an invention relating to an emulsion composition for delivering highly water-soluble Vinca Alkaloid Drugs (the “Invention”) (a copy of said patent application is appended hereto as Exhibit “A”);
WHEREAS, ADVENTRX is desirous of obtaining certain rights from SD PHARMA for commercial development, use, and sale of the Invention, and the SD PHARMA is willing to grant such rights;
NOW, THEREFORE, the parties agree:
ARTICLE 1. DEFINITIONS
The terms, as defined herein, shall have the same meanings in both their singular and plural forms.
1.1 “Affiliate” means any corporation or other business entity in which ADVENTRX owns or controls, directly or indirectly, at least fifty percent (50%) of the outstanding stock or other voting rights entitled to elect directors, or in which ADVENTRX is owned or controlled directly or indirectly by at least fifty percent (50%) of the outstanding stock or other voting rights entitled to elect directors; but in any country where the local law does not permit foreign equity participation of at least fifty percent (50%), then an “Affiliate” includes any company in which ADVENTRX owns or controls or is owned or controlled by, directly or indirectly, the maximum percentage of outstanding stock or voting rights permitted by local law.
1.2 “Clinical Trial” shall mean that portion of the clinical development program that provides for the continued trials of a pharmaceutical product on a number of patients to establish either safety, efficacy and/or dose of a pharmaceutical product for the desired indication(s).
1.3 “FDA” shall mean the US Food and Drug Administration and any successor Agency thereof.
1.4 “Field” means development and use of Vinca Alkaloid Drug formulations for the treatment and/or prevention of human disease.
1.5 “Know-How” shall mean any non-public information known to SD PHARMA and related to the Patent Rights or the exercise thereof.

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1.6 “Licensed Method” means any method that is covered by Patent Rights, the use of which would constitute, but for the license granted to ADVENTRX under this Agreement, an infringement of any pending or issued and unexpired claim within Patent Rights.
1.7 “Licensed Product” means any Vinca Alkaloid Drug composition or product that is covered by the claims of Patent Rights, or that is produced by the Licensed Method, or the manufacture, use, sale, offer for sale, or importation of which would constitute, but for the license granted to ADVENTRX by SD PHARMA herein, an infringement of any pending or issued and unexpired claim within the Patent Rights, for use in the Field.
1.8 “NDA” shall mean a New Drug Application for a product (or a Biologics License Application in the case of a biologic product), as defined in the U.S. Food, Drug and Cosmetic Act and the regulations promulgated thereunder.
1.9 “Net Sales” means the total of the gross invoice prices of Licensed Products sold by ADVENTRX, its Sublicensees and/or its Affiliates, less the sum of the following actual and customary deductions where applicable and separately listed as part of the gross invoice prices: cash, trade or quantity discounts; sales, use, tariff, import/export duties or other excise taxes imposed on particular sales (except for value-added and income taxes imposed on the sales of Product in foreign countries); transportation charges; or credits to customers because of rejections or returns. For purposes of calculating Net Sales, transfers to a Sublicensee or an Affiliate of Licensed Product under this Agreement for (i) end use (but not resale) by the Sublicensee or Affiliate shall be treated as sales by ADVENTRX at list price of ADVENTRX, or (ii) resale by a Sublicensee or an Affiliate shall be treated as sales at the list price of the Sublicensee or Affiliate.
1.10 “Patent Costs” means all out-of-pocket expenses of SD PHARMA for the preparation, filing, prosecution, and maintenance of all United States patents included in Patent Rights.
1.11 “Patent Rights” means any pending or future US patent applications disclosing and claiming the Invention, assigned to SD PHARMA; and continuing applications thereof including divisions, substitutions, and continuations-in-part (but only to extent the claims thereof are enabled by disclosure of the parent application[s]); any patents issuing on said applications including reissues, reexaminations and extensions; and any corresponding US patent applications and patents that relate to Vinca Alkaloid Drug formulations.
1.12 “Sublicense” means (i) any instrument ADVENTRX enters into with a third party to whom ADVENTRX grants or promises to grant certain rights granted to ADVENTRX by SD PHARMA under this Agreement, and (ii) any instrument pursuant to which a Sublicensee grants or promises to grant to a third party sublicensee rights under this Agreement.
1.13 “Sublicense Fees” means consideration paid by a Sublicensee to ADVENTRX for a Sublicense, and consideration paid by a sub-tier Sublicensee to a Sublicensee for a Sublicense, but excluding earned royalties based on Net Sales. Examples of Sublicense Fees include upfront license fees, maintenance fees, milestone fees, success fees, etc., whether payable in cash, in-kind, in stock, or in other types of consideration paid by the Sublicensee in exchange for the Sublicense rights.
1.14 “Sublicensee” means a third party, including an Affiliate, to whom ADVENTRX grants or promises to grant a Sublicense. Sublicensee also means any sub-tier sublicensee who is granted any rights under this Agreement.

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1.15 “Term” means the period of time beginning on the Effective Date and ending on the expiration date of the longest-lived Patent Rights covering the Invention.
1.16 “Territory” means United States of America.
1.17 “Vinca Alkaloid Drug(s)” means those certain generic pharmaceutical drugs which are commonly known as vinca alkaloid drugs, including without limitation to vinorelbine.
ARTICLE 2. GRANTS
2.1 License. Subject to the limitations set forth in this Agreement, SD PHARMA hereby grants to ADVENTRX, and ADVENTRX hereby accepts, an exclusive license under Patent Rights and Know-How, to make, use, sell, offer for sale, and import Licensed Products and to practice Licensed Methods in the Field within the Territory and during the Term. During the Term, SD PHARMA shall not grant any license rights to any third parties under the Patent Rights and shall not exercise the Patent Rights itself within the Field within the Territory.
2.2 Sublicense.
     (a) The license granted in Paragraph 2.1 includes the right of ADVENTRX to grant Sublicenses to third parties during the Term but only subject to the prior written approval from SD PHARMA, which approval will not be withheld or delayed unreasonably.
     (b) With respect to Sublicenses granted pursuant to Paragraph 2.2(a), ADVENTRX shall:
          (i) to the extent applicable, include all of the rights of and obligations due to SD PHARMA and contained in this Agreement; and,
          (ii) collect and/or guarantee payment of all payments due, directly or indirectly, to SD PHARMA from Sublicensees and deliver all reports due, directly or indirectly, to SD PHARMA from Sublicensees.
ARTICLE 3. CONSIDERATION
3.1 Fees and Royalties. The parties hereto understand that the fees and royalties payable by ADVENTRX to SD PHARMA under this Agreement are full consideration for the license granted herein to ADVENTRX under Patent Rights. ADVENTRX shall pay SD PHARMA:
     (a) a license issue fee of [***] upon execution of this Agreement;
     (b) a license maintenance fee of [***] payable within [***] following the Effective Date; provided however, that ADVENTRX has not terminated the agreement pursuant to Paragraph 8.2(a);
     (c) milestone payments in the amounts set forth below, payable within thirty (30) days after the occurrence of each of the following events:

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	Amount		Date or Event
(i)	[***]		[***;]

(ii)	[***]		[***]
or

(ii)	[***]		[***]

(iii)	[***]		[***]

(iv)	[***]		[***]
     (d) an earned royalty of [***] on Net Sales of Licensed Products sold by ADVENTRX and/or a Sublicensees.
3.2 Sublicense Fees. ADVENTRX shall pay to SD PHARMA a specified percentage of all Sublicense Fees received by ADVENTRX; and each Sublicensee shall pay to SD PHARMA a specified percentage of all Sublicense Fees received by the Sublicensee. To the extent that a sub-tier Sublicensee pays Sublicense Fees to a Sublicensee, and some or all of that same Sublicense Fee is in turn paid to a higher tier Sublicensee or to ADVENTRX, then SD PHARMA shall receive its specified percentage share of only the net amount of the Sublicense Fee which is retained by ADVENTRX and each Sublicensee. The specified percentage shall be:
     (a) [***]% from Sublicense agreements entered into within [***] after the Effective Date; and
     (b) [***]% from Sublicense agreements entered into within [***] after the Effective Date; and
     (c) [***]% from Sublicense agreements entered into after [***] after the Effective Date.
3.3 Patent Costs. ADVENTRX shall reimburse SD PHARMA all future (on or after the Effective Date) Patent Costs within thirty (30) days following receipt by ADVENTRX of an itemized invoice from SD PHARMA for said Patent Costs. Additionally, ADVENTRX shall pay to SD PHARMA a patent service fee equal to [***]% of the Patent Costs, to be listed separately on each invoice, and payable by ADVENTRX with thirty (30) days after receipt of the invoice.
ARTICLE 4. DILIGENT COMMERCIALIZATION
4.1 General Diligence. ADVENTRX (by itself and/or through its Affiliates and Sublicensees) shall use commercially reasonable and diligent efforts to (i) research and develop commercially viable Licensed Products, (ii) seek and obtain regulatory approval to market Licensed Products in the Territory in the Field, and (iii) market and sell Licensed Products in the Territory in the Field.
4.2 Specific Diligence. ADVENTRX (by itself and/or through its Affiliates and Sublicensees) shall use commercially reasonable and diligent efforts to achieve each of the Performance Goals as listed on Exhibit B by the Performance Date as listed on Exhibit B; and if that is achieved, then ADVENTRX shall be deemed to have also satisfied its obligations under Paragraph 4.1 through the date of the specified Performance Date. If a particular Performance Goal is not achieved by its specified Performance Date, and if said failure is not

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cured within the Grace Period specified on Exhibit B, then SD PHARMA may terminate this Agreement if SD PHARMA reasonably determines that ADVENTRX (and its Affiliates and Sublicensees) have not devoted commercially reasonable and diligent efforts for achieving the failed Performance Goal. Notwithstanding the foregoing, if SD PHARMA reasonably concludes that there is a high probability that the particular Performance Goal will be achieved within an additional three (3) months after the Grace Period, then SD PHARMA will not exericise its termination right.
4.3 Performance Reports. Upon written request by SD PHARMA, ADVENTRX shall furnish to SD PHARMA a semi-annual written report which lists the recently completed efforts, and the near term planned efforts, and the progress results, applicable to achieving the Performance Goals. Said reports shall be due and furnished by the first day of January and July of each year, commencing with January 1, 2006, and continuing until the Performance Goals are achieved.
4.4 Progress Meetings. Upon written request by SD PHARMA, ADVENTRX and SD PHARMA shall meet on a quarterly basis for ADVENTRX to orally report and discuss its activities, plans and progress for achieving the Performance Goals, until the Performance Goals are achieved. Said meetings shall occur within 30 days after receipt by ADVENTRX of the written request, but no more frequently than one meeting per calendar quarter, unless otherwise agreed by both parties.
ARTICLE 5. REPORTS, RECORDS AND PAYMENTS
5.1 Reports.
     (a) Commercial Sale Reports.
          (i) ADVENTRX shall report to SD PHARMA the date of first commercial sale of each Licensed Product in the United States.
     (b) Data Reports. At each progress meeting specified in Section 4.4, and thereafter upon request, ADVENTRX shall furnish to SD PHARMA copies of all pre-clinical and clinical studies performed by or on behalf of ADVENTRX and its Affiliates and Sublicensees applicable to the Patents Right or the Licensed Products, including without limitation, study protocols, study data, study results, safety studies, dosage studies, pharmacology studies, etc. (the “Data”). If this Agreement is terminated for any reason other than a default by SD PHARMA, SD PHARMA shall be entitled to use the Data as it deems appropriate.
     (c) Royalty Reports. After the first commercial sale of a Licensed Product, ADVENTRX shall submit to SD PHARMA quarterly royalty reports on or before each February 28, May 31, August 31 and November 30 of each year. Each royalty report shall cover ADVENTRX’s (and each Affiliate’s and Sunlicensee’s) most recently completed calendar quarter and shall show:
          (i) the Net Sales (together with the detailed calculations therefore) during the most recently completed calendar quarter, and the royalties payable with respect thereto, which royalties shall be paid with each report; and
          (ii) the number of each type of Licensed Product sold.
If no sales of Licensed Products have been made during any reporting period, ADVENTRX shall so report.

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     (d) Sublicense Fees Report. Within thirty (30) days after receipt of any Sublicense Fees, ADVENTRX (and its Affiliates and Sublicensees who receive Sublicense Fees) shall report the same in writing to SD PHARMA, together with payment to SD PHARMA of the share thereof as specified in Paragraph 3.2.
5.2 Records & Audits.
     (a) ADVENTRX shall keep, and shall require its Affiliates and Sublicensees to keep, accurate and correct records of all Licensed Products manufactured, used, and sold, and Sublicense Fees received under this Agreement. Such records shall be retained by ADVENTRX (and its Affiliates and Sublicensees) for at least five (5) years following a given reporting period.
     (b) All records shall be available during normal business hours for inspection at the expense of SD PHARMA by SD PHARMA’s Internal Audit Department or by a Certified Public Accountant selected by SD PHARMA and in compliance with the other terms of this Agreement for the sole purpose of verifying reports and payments or other compliance issues, by providing ten (10) business days written notice to ADVENTRX (or its Affiliates and Sublicensees, as the case may be). Such inspector shall not disclose to SD PHARMA any information other than information relating to the accuracy of reports and payments made under this Agreement or other compliance issues. In the event that any such inspection shows an under reporting and underpayment in excess of [***]%) for any twelve (12)-month period, then ADVENTRX (or its Affiliates and Sublicensees, as the case may be) shall pay the cost of the audit. In all events, ADVENTRX (or its Affiliates and Sublicensees, as the case may be) shall promptly pay any additional sum that would have been payable to SD PHARMA had the ADVENTRX (or its Affiliates and Sublicensees, as the case may be) reported correctly, plus an interest charge at a rate of [***]%) per year. Such interest shall be calculated from the date the correct payment was due to SD PHARMA up to the date when such payment is actually paid.
5.3 Payments.
     (a) All fees and royalties due SD PHARMA shall be paid in United States dollars and all checks shall be made payable to “SD PHARMACEUTICALS, Inc”.
     (b) Royalty Payments.
          (i) Royalties shall accrue upon the receipt of payment for the sale of Licensed Products.
          (ii) ADVENTRX shall pay earned royalties quarterly on or before February 28, May 31, August 31 and November 30 of each calendar year. Each such payment shall be for earned royalties accrued within the most recently completed calendar quarter.
          (iii) In the event that any patent or patent claim within Patent Rights is held invalid in a final decision by a patent office from which no appeal or additional patent prosecution has been or can be taken, or by a court of competent jurisdiction and last resort and from which no appeal has or can be taken, all obligation to pay royalties based solely on that patent or claim or any claim patentably indistinct therefrom shall cease as of the date of such final decision. ADVENTRX shall not, however, be relieved from paying any royalties that accrued before the date of such final decision, or that are based on another patent or claim not involved in such final decision.

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     (c) Late Payments. In the event any payment owed under this Agreement is not received by SD PHARMA when due, ADVENTRX shall pay to SD PHARMA interest charges at a rate of [***]%) per year. Such interest shall be calculated from the date payment was due until actually received by SD PHARMA.
ARTICLE 6. PATENT MATTERS
6.1 Patent Prosecution and Maintenance.
     (a) SD PHARMA shall diligently prosecute and maintain the United States Patent Rights using counsel of its choice, after consultation with ADVENTRX. SD PHARMA shall provide ADVENTRX with copies of all relevant documentation relating to such prosecution and ADVENTRX shall keep this documentation confidential. All patents and patent applications in Patent Rights shall be assigned solely to SD PHARMA.
     (b) SD PHARMA shall give reasonable consideration to amending any patent application in Patent Rights to include claims reasonably requested by ADVENTRX to protect the Licensed Products contemplated to be sold by ADVENTRX under this Agreement.
6.2 Patent Infringement.
     (a) If ADVENTRX learns of any substantial infringement of Patent Rights applicable to License Products, ADVENTRX shall so inform SD PHARMA and provide SD PHARMA with reasonable evidence of the infringement. Both parties shall use reasonable efforts and cooperation to terminate infringement without litigation.
     (b) ADVENTRX may request SD PHARMA to take legal action against such third party for the infringement of Patent Rights applicable to Licensed Products. Such request shall be made in writing and shall include reasonable evidence of such infringement and damages to ADVENTRX. If the infringing activity has not abated ninety (90) days following ADVENTRX’s request, SD PHARMA shall elect either to commence suit on its own account, or not to do so. SD PHARMA shall give notice of its election in writing to ADVENTRX by the end of the one-hundredth (100th) day after receiving notice of such request from ADVENTRX. ADVENTRX may thereafter bring suit for patent infringement at its own expense, if and only if SD PHARMA elects not to commence suit and the infringement occurred in a jurisdiction where ADVENTRX has an exclusive license under this Agreement. If ADVENTRX elects to bring suit, SD PHARMA may join that suit at its own expense.
     (c) Recoveries from actions brought pursuant to Paragraph 5.2(b) shall be used first to reimburse the parties for their out-of-pocket expenses incurred to pursue the litigation, plus 20% per annum accrual on said expenses; and the remainder, if any, shall be [***].
     (d) Each party shall cooperate with the other in litigation proceedings at the expense of the party bringing suit. Litigation shall be controlled by the party who is bearing the majority of the litigation expenses.
6.3 Patent Marking. ADVENTRX shall mark all Licensed Products made, used or sold under the terms of this Agreement, or their containers, in accordance with the applicable patent marking laws.

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ARTICLE 7. GOVERNMENTAL MATTERS
7.1 Governmental Approval or Registration. If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, ADVENTRX shall assume all legal obligations to do so.
7.2 Compliance With Laws. ADVENTRX (and its Affiliates and Sublicensees) shall comply with all applicable laws and regulations related to all activities performed with respect to this Agreement, including the development, manufacture, marketing, sale, and use of Licensed Products, and including all FDA regulatory matters.
ARTICLE 8. TERMINATION OF THE AGREEMENT
8.1 Termination by SD Pharma. If ADVENTRX fails to perform or violates any term of this Agreement, then SD PHARMA may give written notice of default (“Notice of Default”) to ADVENTRX. If ADVENTRX fails to cure a default to pay money owed to SD PHARMA within thirty (30) days of the Notice of Default, or a default to perform non-payment obligations within sixty (60) days of the Notice of Default, SD PHARMA may terminate this Agreement and the license granted herein by a second written notice (“Notice of Termination”) to ADVENTRX. If a Notice of Termination is sent to ADVENTRX, this Agreement shall automatically terminate on the effective date of that notice. Termination shall not relieve ADVENTRX of its obligation to pay any fees owed at the time of termination and shall not impair any accrued right of SD PHARMA. Any termination of this Agreement shall also automatically terminate any Sublicense under this Agreement. For avoidance of doubt, the “grace period” specified on Exhibit B is in lieu of (and not in addition to) the cure period specified in this Paragraph 8.1.
8.2 Termination by ADVENTRX.
     (a) ADVENTRX shall have the right within fifty-nine (59) days following the Effective Date to immediately terminate this Agreement upon written notice. Thereafter, ADVENTRX shall have the right at any time and for any reason to terminate this Agreement upon a thirty (30)-day written notice to SD PHARMA.
     (b) Any termination under Paragraph 8.2(a) shall not relieve ADVENTRX of any obligation or liability accrued under this Agreement prior to the effective date of the termination. Termination shall not affect in any manner any rights of SD PHARMA arising under this Agreement prior to termination.
8.3 Survival on Termination. The following Paragraphs and Articles shall survive the termination of this Agreement:
     (a) Article 5 (REPORTS, RECORDS AND PAYMENTS);
     (b) Article 10 (USE OF NAMES AND TRADEMARKS); and
     (c) Article 11 (MISCELLANEOUS PROVISIONS).

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ARTICLE 9. LIMITED WARRANTY
9.1 Limited Warranty.
     (a) SD PHARMA warrants that it has the lawful right to grant this license.
     (b) The license granted herein is provide “AS IS” and without WARRANTY OF MERCHANTABILITY or WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE or any other warranty, express or implied. SD PHARMA makes no representation or warranty that the Licensed Product, Licensed Method or the use of Patent Rights will not infringe any other patent or other proprietary rights.
     (c) In no event shall either party be liable for any incidental, special or consequential damages resulting from exercise of the license granted herein or the use of the Invention, Licensed Product, or Licensed Method.
     (d) Nothing in this Agreement shall be construed as:
          (i) a warranty or representation by SD PHARMA as to the validity or scope of any Patent Rights;
          (ii) a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or shall be free from infringement of patents of third parties;
          (iii) an obligation to bring or prosecute actions or suits against third parties for patent infringement except as provided in Paragraph 6.2 hereof;
          (iv) conferring by implication, estoppel or otherwise any license or rights under any patents of SD PHARMA other than Patent Rights as defined in this Agreement, regardless of whether those patents are dominant or subordinate to Patent Rights.
ARTICLE 10. USE OF NAMES AND TRADEMARKS
10.1 No Use. Nothing contained in this Agreement confers any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of either party hereto (including contraction, abbreviation or simulation of any of the foregoing). Unless required by law, the use by ADVENTRX of the name, “SD PHARMACEUTICALS” is prohibited without the express written consent of SD PHARMA.
ARTICLE 11. MISCELLANEOUS PROVISIONS
11.1 Correspondence. Any notice or payment required to be given to either party under this Agreement shall be deemed to have been properly given and effective:
     (a) on the date of delivery if delivered in person, or
     (b) one (1) business day after given by fax, e-mail, or overnight delivery service, or
     (c) five (5) days after mailing if mailed by first-class or certified mail, postage paid, to the respective addresses given below, or to such other address as is designated by written notice given to the other party.

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     If sent to ADVENTRX:
           6725 Mesa Ridge Rd, Ste 100
           San Diego, California 92121
           Attention: CEO
     If sent to SD PHARMACEUTICALS:
           SD PHARMA
           7402 Cadencia Street
           Carlsbad CA, 92009
           Attention: CEO
11.2 Mutual Secrecy.
     (a) “Confidential Information” shall mean information and Data relating to the Invention and disclosed by SD PHARMA to ADVENTRX and vice versa during the term of this Agreement, which if disclosed in writing shall be marked “Confidential”, or if first disclosed otherwise, shall within thirty (30) days of such disclosure be summarized in writing by the disclosing party and sent to the receiving party:
     (b) ADVENTRX shall:
          (i) use the Confidential Information only for the sole purpose of performing under the terms of this Agreement;
          (ii) safeguard Confidential Information against disclosure to others with the same degree of care as it exercises with its own data of a similar nature;
          (iii) not disclose Confidential Information to others (except to its employees, agents or consultants who are bound to ADVENTRX by a like obligation of confidentiality) without the express written permission of SD PHARMA, except that ADVENTRX shall not be prevented from using or disclosing any of the Confidential Information that:
               (A) ADVENTRX can demonstrate by written records was previously known to it, and not subject to a confidentiality obligation in favor of SD PHARMA; or
               (B) is now, or becomes in the future, public knowledge other than through acts or omissions of ADVENTRX; or
               (C) is lawfully obtained by ADVENTRX from sources independent of SD PHARMA and not subject to a confidentiality obligation in favor of SD PHARMA; or
               (D) ADVENTRX can demonstrate were independently developed by ADVENTRX or its employees having no knowledge of the Confidential Information; or
               (E) ADVENTRX is required to disclose by law or pursuant to the direction of a court or government agency, but only to the limited extent as so required by the court or government agency.
     (c) The secrecy obligations of ADVENTRX with respect to Confidential Information shall continue for a period ending five (5) years from the termination date of this Agreement.

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     (d) Each party may acknowledge the existence of this Agreement and the extent of the license grant in Article 2 to third parties, but neither party shall disclose the financial terms of this Agreement to third parties, except where the party is required by law to do so, or except under a confidentiality agreement to the party’s investors or lenders (and prospective investors and lenders), prospective acquirers of the party, and others with whom the party has a business relationship and reasonable need to know.
11.3 Assignability. This Agreement may not be assigned by ADVENTRX without the prior written consent of SD PHARMA; provided however, in the event ADVENTRX is acquired by a third party (e.g., via merger or purchase of substantially all assets or stock of ADVENTRX), then this Agreement may be assigned to the acquirer so long as the acquirer assumes all obligations of ADVENTRX under this Agreement.
11.4 No Waiver. No waiver by either party of any breach or default of any covenant or agreement set forth in this Agreement shall be deemed a waiver as to any subsequent and/or similar breach or default.
11.5 Attorneys Fees. In the event of a failure of performance due under this Agreement and if it becomes necessary for either party to undertake legal action against the other on account thereof, then the prevailing party shall be entitled to reasonable attorney’s fees in addition to costs and necessary disbursements.
11.6 Governing Laws. THIS AGREEMENT SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, but the scope and validity of any patent or patent application shall be governed by the applicable US patent laws.
11.7 Force Majeure. A party to this Agreement may be excused from any performance required herein if such performance is rendered impossible or unfeasible due to any catastrophe or other major event beyond its reasonable control, including, without limitation, war, riot, and insurrection; laws, proclamations, edicts, ordinances, or regulations; strikes, lockouts, or other serious labor disputes; and floods, fires, explosions, or other natural disasters. When such events have abated, the non-performing party’s obligations herein shall resume. However, in no event will a force majeure event postpone the scheduled due date for payments to SD PHARMA by more than thirty (30) days.
11.8 Headings. The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.
11.9 Entire Agreement. This Agreement embodies the entire understanding of the parties and supersedes all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof. However, that certain Mutual Non-Disclosure Agreement, between the parties, dated December 7, 2004, shall continue to remain in effect.
11.10 Amendments. No amendment or modification of this Agreement shall be valid or binding on the parties unless made in writing and signed on behalf of each party.
11.11 Severability. In the event that any of the provisions contained in this Agreement is held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal, or unenforceable provisions had never been contained in it, so long as each party is still able to realize the essential benefits bestowed upon the parties pursuant to the stated terms of this Agreement.

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IN WITNESS WHEREOF, both SD PHARMA and ADVENTRX have executed this Agreement, in duplicate originals, by their respective and duly authorized officers on the day and year written.

ADVENTRX PHARMACEUTICALS, Inc.:			SD PHARMACEUTICALS, Inc.:

By:	/s/ Evan M. Levine	By:	/s/ Paul J. Marangos

(Signature)		(Signature)

Evan M. Levine			Paul J. Marangos
President & CEO			Chairman & CEO

Date:	4-29-05	Date:	4-29-05

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EXHIBIT A
Patent Application Attached as “Vinorelbine Patent Utility Application 20040712.pdf”
[***]

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EXHIBIT B
Performance Goals

Performance Goals	Performance Date	Grace Period
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